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                                                                    EXHIBIT 10.4

                            STOCK OPTION AGREEMENT
                            ----------------------



          THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of ________, 199_ (the "Grant Date"), is entered into between PLATINUM technology, inc., a ________ corporation (the "Company"), and _______________ (the "Participant").

     WHEREAS, the Company desires to afford the Participant an opportunity to purchase shares of the Company's stock ("Shares") as provided in this Agreement, effective as of the Grant Date; and

     WHEREAS, the Company has adopted The PLATINUM technology, inc. Broad-Based Stock Option Plan (the "Plan") and desires that the options granted to the Participant be governed by the terms and conditions of the Plan; and

     WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.   Definitions.
     -----------

     For purposes of this Agreement, the definitions of terms contained in the Plan are hereby incorporated by reference, except to the extent that any term is specifically defined in this Agreement.

2.   Grant of Option, Option Price and Term.
     --------------------------------------

     (a) Grant. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option ("Option") to purchase ___________ Shares of the Company ("Option Shares").

     (b) Option Price. For each of the Option Shares purchased, the Participant shall pay to the Company _________ Dollars ($_____) (the "Option Price"). Accordingly, the aggregate Option Price to purchase all of the Option Shares granted hereunder is ______________________ Dollars ($_________) (the "Aggregate Option Price").

     (c) No Fractional Shares. The Company shall not be required to issue any fractional Shares hereunder.

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     (d) Option Term. The term of the Options granted hereunder shall be a period of ________ (__) years from the Grant Date (the "Option Period"). The termination of the Option Period shall result in the termination and cancellation of such Options. In no event shall an Option be exercisable at any time after the expiration of the Option Period.


3.   Vesting.

     Option Shares shall vest hereunder in accordance with the following schedule:

                          [Specify vesting schedule]


4.   Termination of Employment.

     [Specify the consequences of employment termination if different from Plan]


5.   Repurchase of Options and Shares.


                           [Specify puts and calls]


6.   Manner of Exercise.

     (a) Exercisability. Options shall be exercisable upon their vesting in accordance with Section 3 above. Except as otherwise provided in this Agreement or in the Plan, the Options granted hereunder shall be exercisable during the Participant's lifetime only by the Participant (or his or her Representative), and after the Participant's death only by a Representative.

     (b) Method of Exercise. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the Aggregate Option Price for such Option Shares, together with payment in full of such Aggregate Option Price. No Shares will be issued until full payment therefor has been made. Payment shall only be made:

               [Specify payment methods if different from Plan]

The Options granted hereunder shall not be validly exercised unless there has been compliance with all the preceding provisions of this Section 6, and, for all purposes of this Agreement, the date of the exercise of an Option shall be the date upon which there is compliance with all such requirements.

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7.   Payment of Withholding Taxes.

     If as a result of this Agreement or otherwise, the Company is obligated to withhold an amount on account of any tax imposed in connection with the exercise of an Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

8.   Requirements of Law.

     The Company shall not be required to sell or issue any Option Shares under an Option if such issuance shall constitute a violation of any provision of any law or regulation of any governmental authority.

9.   Plan.

     The Participant hereby acknowledges receipt of a copy of the Plan. Except to the extent in contravention of the terms of this Agreement, the Options granted hereunder are granted pursuant to the Plan, as in effect on the date hereof, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time. The interpretation and construction by the Committee of the Plan, this Agreement, the Options granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant to the extent not inconsistent with the terms of this Agreement and the Plan. Until the Options granted hereunder shall have expired, terminated or been exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to exercise such Options.

10.  No Shareholder Rights.

     Until the Options granted hereunder have been duly exercised to purchase the Option Shares and such Option Shares have been officially recorded as issued on the Company's official records, no person will be entitled to vote or receive distributions or will be deemed for any purpose a shareholder, and adjustments for distributions or otherwise will be made only if the record date therefor is subsequent to the date such Option Shares are recorded and after the date of exercise and without duplication of any adjustment.

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11.  No Employment Rights.

     No provision of this Agreement or of the Options granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length or term of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.


12.  No Disclosure Rights.

     The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or a Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option or the Company's purchase of Option Shares in accordance with the terms of this Agreement.


13.  Investment Representation and Agreement.

     (a) Restrictions on Transfers. Except as otherwise provided in the Plan, the Participant represents and warrants that the grant of Options hereunder has been, and any Shares to be issued in satisfaction of such grant will be, acquired by the Participant solely for the Participant's own account for investment and not with a view to or for sale in connection with any distribution thereof. Except for such transfers as permitted under the Plan, the Participant agrees that the Participant will not, directly or indirectly, offer, transfer, sell, pledge, convey, gift, assign, encumber, alienate, hypothecate or otherwise dispose of all or any Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or "blue sky" laws[, and where such laws authorize a sale or transfer of Participant's Shares, the Participant shall, except for such transfers as permitted under the Plan, prior to initiating any sale or transfer to any third party, make such offer to the Company, which shall have ten (10) business days to purchase the Participant's Shares at the price offered Participant in an arm's length transaction offered by a third party, and only if the Company has not so acquired the Shares may the Participant effect a transfer or sale of such Shares to a third party - Applicable?].

     (b) Other Representations. If prior to the issuance of any Option Shares upon the exercise of an Option, in the opinion of counsel for the Company, a particular representation by the Participant is required under the Securities Act or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require the Participant to make such investment representations and such other representations as the Company

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reasonably may determine to be necessary which representations shall be evidenced in an agreement in such form as the Company may specify.


14.  Nontransferability.

     Except for certain transfers specifically authorized under the terms of the Plan, the Options granted hereunder or any interest in such Options may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding any other Section of this Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall nullify such Option immediately.


15.  Changes in Company's Capital or Organizational Structure.

     The existence of the Option shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any class of interests in the Company or affecting the Option Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise; provided, however, following any such change, the price and number of Options shall equitably be adjusted to reflect the value of such Options prior to such changes.


16.  Governing Law.

     This Agreement and the Options hereunder will be governed by, and construed and enforced in accordance with, the laws of the State of _________ (other than its laws respecting choice of law) except to the extent Federal law would be applicable.


17.  Entire Agreement.

     This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter of this Agreement and shall supersede any prior expressions of intent or understanding with respect to such subject matter.

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18.  Amendment.

     Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and if required hereunder, by the Participant.


19.  Waiver; Cumulative Rights.

     The failure or delay of either party hereto to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.


20.  Counterparts.

     This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.


21.  Notices.

     Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be given to the Company in any manner provided in its charter, and to the Participant at his last known address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.


22.  Headings, Gender and Number.

     The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context so requires.


23.  Severability.

     If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

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24.  Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant's or the Representative's heirs, legal representatives and successors.


25.  Tax Consequences.

     The Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself with respect to the Option granted hereunder and the Option Shares relating thereto.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.



                             PLATINUM technology, inc., a ________ corporation



                             By:  _______________________________________






                             PARTICIPANT:



                             By:  _______________________________________



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